Exhibit H(39)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between MML Investment Advisers, LLC, a Delaware limited liability company (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of February, 2025.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Total Return Bond Fund, MassMutual Small Company Value Fund, MassMutual Mid Cap Growth Fund, MassMutual Overseas Fund, MassMutual Select T. Rowe Price Bond Asset Fund, MassMutual Select T. Rowe Price International Equity Fund, MassMutual Select T. Rowe Price Large Cap Blend Fund, MassMutual Select T. Rowe Price Real Assets Fund, MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund, MassMutual Select T. Rowe Price Retirement Balanced Fund, MassMutual Select T. Rowe Price Retirement 2005 Fund, MassMutual Select T. Rowe Price Retirement 2010 Fund, MassMutual Select T. Rowe Price Retirement 2015 Fund, MassMutual Select T. Rowe Price Retirement 2020 Fund, MassMutual Select T. Rowe Price Retirement 2025 Fund, MassMutual Select T. Rowe Price Retirement 2030 Fund, MassMutual Select T. Rowe Price Retirement 2035 Fund, MassMutual Select T. Rowe Price Retirement 2040 Fund, MassMutual Select T. Rowe Price Retirement 2045 Fund, MassMutual Select T. Rowe Price Retirement 2050 Fund, MassMutual Select T. Rowe Price Retirement 2055 Fund, MassMutual Select T. Rowe Price Retirement 2060 Fund, and MassMutual Select T. Rowe Price Retirement 2065 Fund (each a “Fund” and together, the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements; and

WHEREAS, upon mutual consent of the Board of Trustees of the Trust on behalf of the MassMutual Mid Cap Growth Fund and the Manager, this Agreement supersedes and replaces, with respect to that Fund only, the Expense Limitation Agreement dated February 28, 2024;

NOW THEREFORE, the Trust and the Manager hereby agree as follows and this agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of a Fund and the Manager:

(i)	The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through January 31, 2026 to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MassMutual Total Return Bond Fund

Expense Cap
Class I shares	0.33%
Class R5 shares	0.43%
Service Class shares	0.53%
Administrative Class shares	0.63%
Class R4 shares	0.78%
Class A shares	0.83%
Class R3 shares	1.03%
Class Y shares	0.43%

MassMutual Small Company Value Fund

Expense Cap
Class I shares	0.86%
Class R5 shares	0.96%
Service Class shares	1.06%
Administrative Class shares	1.16%
Class R4 shares	1.31%
Class A shares	1.36%
Class R3 shares	1.56%
Class Y shares	0.96%

MassMutual Mid Cap Growth Fund

Expense Cap
Class I shares	0.66%
Class R5 shares	0.76%
Service Class shares	0.86%
Administrative Class shares	0.96%
Class R4 shares	1.11%
Class A shares	1.16%
Class R3 shares	1.36%
Class Y shares	0.76%

MassMutual Overseas Fund

Expense Cap
Class I shares	0.79%
Class R5 shares	0.89%
Service Class shares	0.99%
Administrative Class shares	1.09%
Class R4 shares	1.24%
Class A shares	1.29%
Class R3 shares	1.49%
Class Y shares	0.89%

MassMutual Select T. Rowe Price Bond Asset Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price International Equity Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Large Cap Blend Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Real Assets Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

Expense Cap
Class I shares	0.00%

(ii)	The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through January 31, 2026 to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MassMutual Select T. Rowe Price Retirement Balanced Fund

Expense Cap
Class I shares	0.34%
Class M5 shares	0.49%
Class M4 shares	0.74%
Class M3 shares	0.99%

MassMutual Select T. Rowe Price Retirement 2005 Fund

Expense Cap
Class I shares	0.34%
Class M5 shares	0.49%
Class M4 shares	0.74%
Class M3 shares	0.99%

MassMutual Select T. Rowe Price Retirement 2010 Fund

Expense Cap
Class I shares	0.34%
Class M5 shares	0.49%
Class M4 shares	0.74%
Class M3 shares	0.99%

MassMutual Select T. Rowe Price Retirement 2015 Fund

Expense Cap
Class I shares	0.35%
Class M5 shares	0.50%
Class M4 shares	0.75%
Class M3 shares	1.00%

MassMutual Select T. Rowe Price Retirement 2020 Fund

Expense Cap
Class I shares	0.37%
Class M5 shares	0.53%
Class M4 shares	0.78%
Class M3 shares	1.03%

MassMutual Select T. Rowe Price Retirement 2025 Fund

Expense Cap
Class I shares	0.38%
Class M5 shares	0.54%
Class M4 shares	0.79%
Class M3 shares	1.04%

MassMutual Select T. Rowe Price Retirement 2030 Fund

Expense Cap
Class I shares	0.40%
Class M5 shares	0.57%
Class M4 shares	0.82%
Class M3 shares	1.07%

MassMutual Select T. Rowe Price Retirement 2035 Fund

Expense Cap
Class I shares	0.42%
Class M5 shares	0.59%
Class M4 shares	0.84%
Class M3 shares	1.09%

MassMutual Select T. Rowe Price Retirement 2040 Fund

Expense Cap
Class I shares	0.43%
Class M5 shares	0.60%
Class M4 shares	0.85%
Class M3 shares	1.10%

MassMutual Select T. Rowe Price Retirement 2045 Fund

Expense Cap
Class I shares	0.44%
Class M5 shares	0.62%
Class M4 shares	0.87%
Class M3 shares	1.12%

MassMutual Select T. Rowe Price Retirement 2050 Fund

Expense Cap
Class I shares	0.45%
Class M5 shares	0.63%
Class M4 shares	0.88%
Class M3 shares	1.13%

MassMutual Select T. Rowe Price Retirement 2055 Fund

Expense Cap
Class I shares	0.46%
Class M5 shares	0.64%
Class M4 shares	0.89%
Class M3 shares	1.14%

MassMutual Select T. Rowe Price Retirement 2060 Fund

Expense Cap
Class I shares	0.46%
Class M5 shares	0.64%
Class M4 shares	0.89%
Class M3 shares	1.14%

MassMutual Select T. Rowe Price Retirement 2065 Fund

Expense Cap
Class I shares	0.46%
Class M5 shares	0.64%
Class M4 shares	0.89%
Class M3 shares	1.14%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 31st day of January, 2025.

MML INVESTMENT ADVISERS, LLC

By:	/s/Douglas Steele
Douglas Steele, President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/s/Renée Hitchcock
Renée Hitchcock, CFO and Treasurer